                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                               JURISDICTION OF
                                                                ORGANIZATION
                                                               ---------------
Input/Output of Canada, Inc. ...............................         Delaware
I/O International, Inc. ....................................         Delaware
I/O Eastern, Inc. ..........................................         Delaware
I/O Holdings, Inc. .........................................         Delaware
IPOP Management, Inc. ......................................         Delaware
Global Charter Corporation..................................         Delaware
I/O Sensors, Inc. ..........................................         Delaware
Microflow Analytical, Inc. .................................         Delaware
Tescorp Seismic Products, Inc. .............................         Delaware
I/O Cable, Inc. ............................................         Delaware
I/O Exploration Products (U.S.A.), Inc. ....................         Delaware
  Sensor Nederland B.V. ....................................      Netherlands
     INCO Gravenhage, B.V. .................................      Netherlands
  HGS (India) Ltd. .........................................            India
I/O Exploration Products (U.K.), Inc. ......................         Delaware
I/O of Austin, Inc. ........................................         Delaware
I/O Green Mountain, Inc. ...................................         Delaware
Global Charter S.A. ........................................        Argentina
I/O Marine Systems, Inc. ...................................        Louisiana
  I/O Marine Systems Ltd. ..................................   United Kingdom